UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

DENNY’S CORPORATION
(Name of Registrant as Specified in Its Charter)

OAK STREET CAPITAL MASTER FUND, LTD.
OAK STREET CAPITAL MANAGEMENT, LLC
DAVID MAKULA
PATRICK WALSH
DASH ACQUISITIONS LLC
JONATHAN DASH
SOUNDPOST CAPITAL, LP
SOUNDPOST CAPITAL OFFSHORE, LTD.
SOUNDPOST ADVISORS, LLC
SOUNDPOST PARTNERS, LP
SOUNDPOST INVESTMENTS, LLC
JAIME LESTER
LYRICAL OPPORTUNITY PARTNERS II, L.P.
LYRICAL OPPORTUNITY PARTNERS II, LTD.
LYRICAL OPPORTUNITY PARTNERS II GP, L.P.
LYRICAL CORP III, LLC
LYRICAL PARTNERS, L.P.
LYRICAL CORP I, LLC
JEFFREY KESWIN
MURANO PARTNERS LP
MURANO CAPITAL LLC
MURANO HOLDINGS, LLC
MURANO GROUP LLC
JAY THOMSON
TONY C. LAI
PATRICK H. ARBOR

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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2

The Committee to Enhance Denny’s (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders (the “Annual Meeting”) of Denny’s Corporation.  The Committee has made a definitive filing with the SEC of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees at the Annual Meeting.

Item 1: Presentation to stockholders posted to www.enhancedennys.com:

Investor Presentation
2010 Annual Meeting of Denny's Corporation

The Committee to Enhance Denny's

Headed by
Oak Street Capital Management LLC &
Dash Acquisitions LLC

OAK STREET
CAPITAL MANAGEMENT

DASH ACQUISITIONS

The Committee's Nominees

OAK STREET
CAPITAL MANAGEMENT

DASH ACQUISITIONS

2

The Committee to Enhance Denny's

- The Committee owns 7.1% of Denny's outstanding shares, placing us as one of the Company's largest shareholders
- Filed initial Schedule 13D on January 21, 2010, when Denny's shares were trading at $2.30
- The Committee nominated three highly qualified board members and articulated our plan to shareholders on March 2, 2010

The Committee to Enhance Denny's 3

Our Nominees

Each of our nominees brings a unique skill set to the Denny's board and the election of all three nominees will be critical to implement our plan…

- **Mr. Arbor brings a wealth of business and corporate governance experience and has sat on the boards of over a dozen public and private entities including numerous community banks and two investment banks over a 50 year career, including three terms as the Chairman of the Chicago Board of Trade. His vast experience and network of contacts would add significant value to any board.**

- **Mr. Dash brings valuable experience in the restaurant business due to his significant roles in helping to revitalize the marketing, supply chain and research and development departments of The Steak n Shake Company. He brings a strong track record of shareholder value creation in the restaurant industry.**

- **Mr. Makula has more than 10 years of experience in investment banking and asset management that culminated in the founding of Oak Street Capital Management in 2005. This experience has allowed Mr. Makula to identify the key financial and operational issues that have plagued Denny's, which he would address by focusing on prudent capital allocation and cost reductions.**

The Committee to Enhance Denny's 4

Detailed Bios of Our Nominees

- **Patrick H. Arbor** is a director of Macquarie Futures USA Inc., a Futures Commission Merchant and clearing member of the Chicago Mercantile Exchange and other exchanges. Mr. Arbor is a long-time member of the Chicago Board of Trade, the world's oldest derivatives exchange, and served as its Chairman from 1993 to 1999. During that period, Mr. Arbor also served on the board of directors of the National Futures Association. Prior to that, he served as Vice Chairman of the Chicago Board of Trade for three years and as a director of the Chicago Board of Trade for ten years. Mr. Arbor's extensive experience serving on the board of directors of the Chicago Board of Trade and a wide-range of other public and private companies has given him a strong understanding of corporate responsibility and corporate governance.

- **Jonathan Dash** is the President of Dash Acquisitions, an investment management firm. He served from 2006 to March 2010 as a director of Western Sizzlin Corporation, a restaurant chain with 102 restaurants. He served until recently as a consultant to The Steak n Shake Company, a publicly-traded restaurant chain with 485 restaurants. Mr. Dash, working under the Chairman and CEO, helped to revitalize the Steak n Shake brand and reverse a long history of negative sales comparisons and traffic declines that culminated in double digit positive same store sales comparisons and double digit guest traffic increases for the prior two fiscal quarters. Mr. Dash brings valuable experience in the restaurant business due to his significant roles in helping revitalize the marketing, supply chain and research and development departments of Steak n Shake.

- **David Makula** is the Founder and has served as the Managing Member of Oak Street Capital Management, an investment management firm, since March 2005. He was previously a Research Analyst with Coghill Capital Management, an investment management firm. He also served as an Investment Banker for Salomon Smith Barney in New York, NY, where he focused on mergers and acquisitions across a variety of sectors. Mr. Makula holds a CPA certificate from the State of Illinois. He brings significant capital markets experience and he will work to address the Company's capital allocation and other financial issues.

The Committee to Enhance Denny's 5

Why Change is Needed?

OAK STREET CAPITAL MANAGEMENT

DASH ACQUISITIONS

6

Board Presided Over Consistent System-wide Unit Declines

Total system-wide units fell by 15% over the past ten years…

Total System-wide Denny's Units
2000
1500
Unit
1,822
1,749
1,676
1,638
1,603
1,578
1,561
1,541
1,543
1,551

The Committee to Enhance Denny's
7

International House of Pancakes ("IHOP") Outperforms Denny's

Meanwhile, IHOP grew units by 50%, and more than doubled system-wide sales, surpassing Denny's in 2009…

$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
(in millions)
$2,228
$1,246
$2,292
$1,346
$2,218
$1,479
$2,292
$1,695
$2,262
$1,888
$2,335
$1,990
$2,408
$2,138
$2,467
$2,285
$2,422
$2,411
$2,226
$2,546
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
Denny's
International House of Pancakes

The Committee to Enhance Denny's 8

Denny's same store guest traffic has declined in 7 of the previous 8 years…

0.9%
-1.9%
-4.8%
-3.2%
-4.1%
-5.8%
-9.7%
-15.9%
-19.8%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
CUSTOMER COUNTS DOWN
2001
2002
2003
2004
2005
2006
2007
2008
2009

The Committee to Enhance Denny's

9

Customers Failed to Respond to Expensive Super Bowl Ads

- "The last bastion of unaccountable spending in corporate America." – Fortune 500 CEO on Super Bowl Ads

- Customers failed to return after one Super Bowl Ad aired in Q1 2009

% Change in Same Store Guest Traffic

Q1 2009	Q2 2009	Q3 2009	Q4 2009
-0.2%	-4.9%	-7.3%	-6.7%

Note: Super Bowl ad aired in Q1 2009
Same store guest traffic from SEC filings

- The board and management responded by running three Super Bowl Ads in 2010, tripling down on an ineffective promotion

The Committee to Enhance Denny's 10

Marketing Blunders Demonstrate Poor Judgment

- "The spot, promoting an all-you-can-eat french fries and pancakes offer, drew plenty of complaints and threats of protests by Irish Americans, saying it made light of the 19th century famine that left more than a million people dead." – Chicago Sun Times, March 4, 2010

- "Denny's dine-in menu invites customers to "Join the conversation!" and follow @Dennys on Twitter. The problem is that the account in question belongs to a Taiwanese Twitterer — Dennys Hsieh — and not the American restaurant chain, which manages two official accounts: DennysAllNightr and DennysGrandSlam . . . The inaccurate menus ... have been in circulation since October 2009 at more than 1,500 locations nationwide." – Mashable.com, February 22, 2010

The Committee to Enhance Denny's 11

Board Failed to Align Operating Expenses with Smaller Store Count

For example, G&A increased by 14.6% despite 58.8% fewer company owned restaurants...

($ in millions except store data)	**2002**	**2009**	**% change**
G&A Expense	$50.0	$57.3	14.6%
Number of Company Owned stores	566	233	(58.8%)
Number of Franchise stores	1,110	1,318	18.7%
Total stores	1,676	1,551	(7.5%)

Note: Store data as of 12/31/2002 and 12/31/2009
Source: SEC filings

The Committee to Enhance Denny's 12

In-the-Money Stock Option Grants Fail to Align Incentives with Creation of Shareholder Value

Aggressive granting of "in-the-money" stock option attracted attention of New York Times in 2006 Article:

The Committee to Enhance Denny's 13

Negative Cumulative Free Cash Flow Since 2001

- Shareholders endured negative cumulative free cash flow of $32.3 million since 2001, based on GAAP Cash Flow from Operations less GAAP Capital Expenditures

- Denny's board approved approximately $307.6 million of capital expenditures during this period
  - Based upon same store traffic declines, shareholders have little to show for these investments

Historical Cumulative Free Cash Flow

($ in millions)	2001	2002	2003	2004	2005	2006	2007	2008	2009	Cumulative Since 2001
Cash from operations	$8.2	$8.8	$26.6	$30.1	$57.3	$40.2	$50.3	$20.5	$33.3	$275.3
Capital expenditures	(41.1)	(41.7)	(32.0)	(36.1)	(47.2)	(32.3)	(30.9)	(27.9)	(18.4)	(307.6)
Free cash flow	**($32.9)**	**($32.9)**	**($5.4)**	**($6.0)**	**$10.1**	**$7.9**	**$19.4**	**($7.4)**	**$14.9**	**($32.3)**

Source: SEC filings

The Committee to Enhance Denny's 14

Debt Reduction is Not Tantamount to Shareholder Value Creation

- Management achieved the debt reduction by selling off assets
- Restaurants sold too cheaply with respect to cash flows
- In addition, the board and management failed to implement, before selling, simple operational changes that would have significantly increased cash flow
- The benefits of turning around the restaurant operations were passed along to the franchisees
- Unfortunately, in these transactions, the franchisees' gains come at the expense of shareholders

The Committee to Enhance Denny's 15

Extremely Poor Share Price Performance

Since Denny's shares began trading in January 1998 after it emerged from bankruptcy through December 31, 2009, the stock has declined by 76.9%, woefully underperforming its peers...

150
100
50
%
0
-50
-100
S&P RESTAURANT INDEX
DENNY'S
1/8/1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
12/31/2009

The Committee to Enhance Denny's

16

Board Presided Over Poor Franchisee Relationships

- *"The DFA Board hereby expresses our unanimous lack of confidence in the leadership of the Company and their leadership of our Brand … While there are many approaches that can be deployed to create value within our Brand, it is clear that the strategic and tactical implementation by current Company leadership has not created sustainable, if any, value for the Brand, the franchise owners or Company stakeholders."* **- DFA Board, March 30, 2009**

- *"The letters reflect the emotional toll from the anxiety, frustration, and despair of the franchisees… not only have system-wide sales been negative for the past eight quarters, but that gap between the performance of our Brand and its primary competitor (IHOP) is widening."* **- DFA Board, November 9, 2009**

The Committee to Enhance Denny's
17

Board Continues to Support Management Despite Concerns of Shareholders and Franchisees

- Based on conversations with franchisees who we believe to be reliable, we understand that Mr. Marchioli may be using his influence to entrench his position within the organization
  - Waives Flying Js franchise fees unnecessarily

- Denny's board lacks significant actual ownership of shares and thus they may lack the incentive to hold management accountable

- The independent directors of the board (all directors other than Mr. Marchioli) own outright[1] an aggregate of just 162,506 shares or 0.16% of the outstanding shares as of March 23, 2010.

1 Shares owned directly by the directors as opposed to shares issuable to the directors at a future date upon the exercise of stock options or through the conversion of deferred stock units, subject to vesting and other restrictions under the company's compensation plans.

The Committee to Enhance Denny's 18

Remove Directors Most Responsible for Current State of Company

We must change the board's composition, otherwise we believe Denny's future will look like its past...

- **Nelson J. Marchioli - Director of Denny's Corporation (2001-present)**
- **Robert E. Marks - Director of Denny's Corporation (1998-present), Chairman of the Board (2004-2006)**
- **Debra Smithart-Oglesby - Director of Denny's Corporation (2003-present), Chair of the Board (2006-present)**

The Committee to Enhance Denny's
19

Quotes from Annual Shareholder Letters

The board has a long track record of over-promising and under-delivering…
We are skeptical that this time will be any different

2002 Annual Report	*"I firmly believe our best years lie ahead… We are winning back customers by providing food that tastes great."*
2003 Annual Report	*"In 2004, we will maintain our focus on sales growth and guest count growth, which are clear drivers of our business." "We believe the steps we have taken and the investments we have made are starting to show results."*
2004 Annual Report	*"Denny's is poised to reaffirm our position as the nation's leading family dining chain."*
2005 Annual Report	*"Our future success will be driven by increasing guest counts and capitalizing on the significant capacity for sales growth within our restaurants."*
2006 Annual Report Title	*"Creating value for our guests and shareholders"*
2007 Annual Report Title	*"Growth is back on the menu"*
2008 Annual Report	*"in February 2009 we undertook a bold and aggressive initiative—to offer everyone in America a free Grand Slam— and we promoted this event through our first ever Super Bowl commercial. This event came together incredibly well, raised tremendous awareness of the Denny's brand, produced overwhelming goodwill with our customers, and surpassed our expectations. While there were certainly costs to absorb surrounding this promotion, we have seen an encouraging lift in guest traffic trends since our Super Tuesday event."*
2009 Annual Report	*"We remain confident that Denny's is in its best position in recent history to deliver enhanced shareholder value over time. There's never been a better time for Denny's."*

The Committee to Enhance Denny's 20

Denny's Price Chart YTD

4
3.8
3.6
3.4
3.2
3
2.8
2.6
2.4
2.2
January-2010
February-2010
March-2010
April-2010
The Committee nominates its three director candidates
The Committee to Enhance Denny's files initial 13D

The Committee to Enhance Denny's
21

Our Plan

OAK STREET CAPITAL MANAGEMENT

DASH ACQUISITIONS

22

Our Nominees Have a Plan to Restore Shareholder Value

- Create a pay-for-performance culture that clearly and measurably aligns management's interests with those of shareholders
- Implement a cost structure that provides the Company with a source of competitive advantage, by sustainably reducing annual operating expenses by at least $15 million
- Stop the declining trend in guest traffic and comp store sales with more effective marketing and an improved price-to-value relationship for the customer
- Rationalize capital expenditures to an average of less than $10 million per year
- Halt value-eroding sales of company-owned restaurant units at unreasonably low prices
- Refocus marketing efforts on a consistent value message
- Restore system-wide unit growth through franchisee development, while improving the Company's relationship with its franchisees

The Committee to Enhance Denny's 23

Since We Filed Our Initial Schedule 13D On January 21, 2010…

- The board and management team have stepped-up their direct communication with DFA members after years of limited discussions with these key constituents
- Denny's stock price has risen by as much as 70%
- We nominated three candidates who if elected would work with the company's remaining directors to implement our plan to enhance shareholder value

The Committee to Enhance Denny's 24

Appendix: Dash Acquisitions Restaurant Investments

OAK STREET CAPITAL MANAGEMENT

DASH ACQUISITIONS

25

Mr Dash's Investment in the Western Sizzlin Corporation

$18.00
$17.00
$16.00
$15.00
$14.00
$13.00
$12.00
$11.00
$10.00
$9.00
$8.00
Q3-05 Q4-05 Q1-06 Q2-06 Q3-06 Q4-06 Q1-07 Q2-07 Q3-07 Q4-07 Q1-08 Q2-08 Q3-08 Q4-08 Q1-09 Q2-09 Q3-09 Q4-09 Q1-10

*Chart adjusted for distribution of Steak n Shake stock

The Committee to Enhance Denny's

26

Mr Dash's Investment in the Friendly's Ice Cream Corporation

16
15
14
13
12
11
10
9
8
Aug-07-2006
Oct-01-2006
Nov-25-2006
Jan-19-2007
Mar-15-2007
May-09-2007
Jun-17-2007

The Committee to Enhance Denny's
27

Mr Dash's Investment in the Steak n Shake Company

450
400
350
300
250
200
150
100
50
Aug-17-07
Dec-17-07
Apr-17-08
Aug-17-08
Dec-17-08
Apr-17-09
Aug-17-09
Dec-17-09
Apr-16-10
Mr. Dash hired as consultant at SNS

The Committee to Enhance Denny's

28

THIS PRESENTATION IS FOR DISCUSSION AND GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESENTATION, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF THE COMMITTEE TO ENHANCE DENNY'S (THE "COMMITTEE"), AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO DENNY'S CORPORATION (THE "ISSUER"). CERTAIN FINANCIAL INFORMATION AND DATA USED HEREIN HAVE BEEN DERIVED OR OBTAINED FROM PUBLIC FILINGS, INCLUDING FILINGS MADE BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC").

THE COMMITTEE HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION INDICATED HEREIN AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. NO WARRANTY IS MADE THAT DATA OR INFORMATION, WHETHER DERIVED OR OBTAINED FROM FILINGS MADE WITH THE SEC OR FROM ANY THIRD PARTY, ARE ACCURATE.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS PRESENTATION ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE COMMITTEE ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

THE COMMITTEE SHALL NOT BE RESPONSIBLE OR HAVE ANY LIABILITY FOR ANY MISINFORMATION CONTAINED IN ANY SEC FILING, ANY THIRD PARTY REPORT OR THIS PRESENTATION. THERE IS NO ASSURANCE OR GUARANTEE WITH RESPECT TO THE PRICES AT WHICH ANY SECURITIES OF THE ISSUER WILL TRADE, AND SUCH SECURITIES MAY NOT TRADE AT PRICES THAT MAY BE IMPLIED HEREIN. THE ESTIMATES, PROJECTIONS AND PRO FORMA INFORMATION SET FORTH HEREIN ARE BASED ON ASSUMPTIONS WHICH THE COMMITTEE BELIEVES TO BE REASONABLE, BUT THERE CAN BE NO ASSURANCE OR GUARANTEE THAT ACTUAL RESULTS OR PERFORMANCE OF THE ISSUER WILL NOT DIFFER, AND SUCH DIFFERENCES MAY BE MATERIAL. THIS PRESENTATION DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY.

THE COMMITTEE RESERVES THE RIGHT TO CHANGE ANY OF ITS OPINIONS EXPRESSED HEREIN AT ANY TIME AS IT DEEMS APPROPRIATE. THE COMMITTEE DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

UNDER NO CIRCUMSTANCES IS THIS PRESENTATION TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY.

The Committee to Enhance Denny's

29

Item 2: Changes were made to the following web pages of www.enhancedennys.com:

Enhance Denny’s

Important Notice

This website may contain forward-looking statements.  These statements may be identified by the use of forward-looking terminology such as the words “expects,” “intends,” “believes,” “anticipates” and other terms with similar meaning indicating possible future events or actions relating to the business or stockholders of Denny’s Corporation (the “Company”). These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the ability to successfully solicit sufficient proxies to elect the director nominees (the “Nominees”) nominated by The Committee to Enhance Denny’s (the “Committee”) to the Company’s board of directors at the Company’s 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”), the ability of the Nominees to improve the corporate governance and performance of the Company and risk factors associated with the business of the Company, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2009, and in other periodic reports of the Company, which are available at no charge at the website of the Securities and Exchange Commission (“SEC”) at http://www.sec.gov. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.

This website may be deemed to constitute proxy solicitation material and is intended solely to inform stockholders so that they may make an informed decision regarding the election of directors at the 2010 Annual Meeting.

THE COMMITTEE, TOGETHER WITH THE OTHER PARTICIPANTS (AS DEFINED BELOW), HAS FILED WITH THE SEC A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT PROXIES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AT THE 2010 ANNUAL MEETING.

THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.  SUCH PROXY STATEMENT IS  AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC., TOLL-FREE AT (800) 322-2885 OR COLLECT AT (212) 929-5500 OR VIA EMAIL AT ENHANCEDENNYS@MACKENZIEPARTNERS.COM.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE OAK STREET CAPITAL MASTER FUND, LTD., OAK STREET CAPITAL MANAGEMENT, LLC, DAVID MAKULA, PATRICK WALSH, DASH ACQUISITIONS LLC, JONATHAN DASH, SOUNDPOST CAPITAL, LP, SOUNDPOST CAPITAL OFFSHORE, LTD., SOUNDPOST ADVISORS, LLC, SOUNDPOST PARTNERS, LP, SOUNDPOST INVESTMENTS, LLC, JAIME LESTER, LYRICAL OPPORTUNITY PARTNERS II, L.P., LYRICAL OPPORTUNITY PARTNERS II, LTD., LYRICAL OPPORTUNITY PARTNERS II GP, L.P., LYRICAL CORP III, LLC, LYRICAL PARTNERS, L.P., LYRICAL CORP I, LLC, JEFFREY KESWIN, MURANO PARTNERS LP, MURANO CAPITAL LLC, MURANO HOLDINGS, LLC, MURANO GROUP LLC, JAY THOMSON, TONY C. LAI AND PATRICK H. ARBOR (COLLECTIVELY, THE “PARTICIPANTS”).

THE PARTICIPANTS COLLECTIVELY OWN AN AGGREGATE OF 7,046,127 SHARES OF COMMON STOCK OF THE COMPANY.

This communication is not a solicitation of a proxy, which may be done only pursuant to a definitive proxy statement.

I have read and agree to the terms of this website

I disagree (You will not gain access to this website without agreeing to the above terms).

Use of this website and the information contained herein is subject to the restrictions and limitations described in Terms and Conditions. By accessing or retrieving information from this website, the user acknowledges and agrees to be bound by the terms specified in Terms and Conditions.

The Committee to Enhance Denny’s

The Committee to Enhance Denny’s, headed by Oak Street Capital Management, LLC and Dash Acquisitions LLC, owns approximately 7.1% of the outstanding shares of Denny’s Corporation.  We are seeking your support to elect our three highly qualified director nominees – Patrick Arbor, Jonathan Dash and David Makula – to the Denny’s board of directors at the 2010 Annual Meeting of Shareholders to be held on May 19, 2010.  We created this website to serve as a forum to share our concerns regarding Denny’s and to present our nominees’ plans to create value for all shareholders.

Our concerns include, but are not limited to, the following:

o  Failure to grow system-wide restaurants
o  Ceding the #1 market position to International House of Pancakes
o  Unacceptable declines in key operating trends such as guest traffic
o  Inappropriately high general and administrative expenses
o  Expensive and ineffective marketing strategies
o  Imprudent capital allocation decisions
o  Lack of accountability for management at the board level
o  Marginalization of shareholders and franchisees, and
o  Extremely poor share price performance

Denny’s is an iconic American brand and we believe shareholder value can be restored with the help of our highly qualified director nominees.  If elected at the Annual Meeting, our nominees would seek to work with the other board members to address the concerns outlined above and discussed in further detail in our proxy statement, which has been posted to this website.

We invite you to read the materials on this website to learn more about our campaign at Denny’s and how you can help.

Documents

o  The Committee to Enhance Denny's Proxy Statement, Including Supplement [PDF]

o  The Committee to Enhance Denny's GOLD Proxy Card [PDF]

o  The Committee to Enhance Denny's Shareholder Letter 4-13-10 [PDF]

o  DFA Letter to BOD 3-20-2009 [PDF]

o  DFA Letter to BOD 11-09-2009 [PDF]

o  Investor Presentation [PDF]

Item 3:  The Committee has posted to www.enhancedennys.com the following article from The New York Times:

April 29, 2006

Stock Options at Wholesale

By ERIC DASH

For leading the turnaround of the Denny's restaurant chain, Nelson J. Marchioli was all but given an extra $500,000 last year, slightly more than his reported bonus for 2005.

But Denny's shareholders would be hard pressed to discover that added part of their chief executive's pay.

Instead of writing Mr. Marchioli a check, Denny's board handed him about 333,000 stock options that came with a built-in paper gain. The amount was not mentioned in Denny's compensation committee report. It was not counted in the company's summary compensation chart.

Only by carefully studying a table, deep in the proxy statement from the year before, would an ordinary investor realize that Denny's awarded those options last December with a "buy" price of $2.42 when Denny's shares were selling for $3.91, a 38 percent discount.

"We basically felt we wanted to reward employees for the work before," said Jay C. Gilmore, the restaurant chain's controller. "These were intended to give some upside."

Stock options have long been used to link managers' interests to those of shareholders and have been a main driver in the escalation of executive pay. During the market boom of the 1990's, boards handed out piles of incentives to top managers that turned into mountains of cash.

But less well known was the use of discounted options at dozens of companies, where a spike in the stock price was not required for executives to reap big rewards. A profit was already baked in.

Today, stock options in general are falling out of favor, as markets are more subdued and accounting rules require companies to book them as an expense. And tough new tax rules are quickly causing discounted options to become extinct.

Yet while regulatory changes have stopped most companies from issuing thousands of new discounted options, executives have continued to benefit as previous awards vest.

Grants of discounted stock options are yet another way some top executives have insulated themselves from the market forces affecting their equity pay. When share values fell as the dot-com bubble burst in 2000, many boards repriced their managers' options to ensure that they could still profit. Others just awarded huge amounts of new ones at lower rates.

The Securities and Exchange Commission is conducting a broad inquiry to see whether options at many companies were backdated around the same time to give executives an extra profit, possibly violating securities rules.

Discounted stock options have been around since at least the 1987 stock market crash, when pay consultants promoted their use at companies like Digital Equipment as a way to keep executives motivated as share prices fell.

Throughout the 1990's, discounted stock options were hailed as a good management-retention incentive for troubled companies or small start-ups that were short on cash. Until recently, many compensation experts considered them a more attractive alternative than restricted stock.

In many ways, they worked like ordinary options on steroids. Instead of granting stock options at the market price, the company set the exercise price — typically 10 to 50 percent below the price its shares traded at the grant date — to create a built-in gain.

A company, for example, could grant 100,000 stock options that immediately vested with an exercise price at $7. If the market price was $10, the discount automatically gave the executive a $300,000 paper profit.

If the share price rose, the executive would collect even more money. And if the share price plummeted? So long as it did not drop below $7, the executive could still cash the options out.

While most ordinary investors rarely paid attention to the stock option exercise price, discounting was known among compensation consultants as a trick of the trade.

For some companies, its purpose was to defer compensation. From 1998 to 2002, for example, Dell let Michael S. Dell and several of his top lieutenants choose to receive their pretax cash bonuses in the form of a large discounted option grant. Until last year, OfficeMax directors were eligible to be paid that way for several years, too.

Lionel Menchaca, a Dell spokesman, said the company ended the practice in 2002, but the built-in spread from the discount was justified because the executive was placing his cash bonus at risk if the stock went down. William Bonner, an OfficeMax spokesman, did not reply to a request for comment.

Other companies tried discounted options as an executive-retention tool. From 1997 to 2003, Swift Transportation, a national trucking company based in Phoenix, granted its executives stock options at a 15 percent discount in exchange for unusually long vesting cycles of 5 to 10 years. But David Berry, a Swift spokesman, said the board ultimately determined that the discounted options "had not provided the desired retention incentive." In 2004, the company switched to shorter-vesting conventional ones.

Still other companies chose discounted options instead of issuing more regular options or restricted stock. In 2000, Hewlett-Packard granted many of its executives thousands of stock options at a 25 percent discount so long as certain performance hurdles were met. But the program was quietly halted after shareholders complained. Ryan J. Donovan, a Hewlett-Packard spokesman, declined to comment.

Of course, most companies avoided discounted option awards. Accounting and tax rules made them less attractive than their conventional cousins, and the built-in profits made the pay-for-performance links of discounted options far more tenuous. Companies worried that shareholders might see discounted options as a sign of lost confidence in the stock. And corporate governance advocates considered it an outrageous extra on top of already outsize pay.

Consider Paul S. Pressler, the chief executive of Gap. He was a superstar theme park executive at the Walt Disney Company when the retail chain hired him away in 2002.

According to his employment contract, Gap's directors gave him a $1.5 million salary. They guaranteed him at least a $1.88 million bonus for the next 18 months. And they paid him an $885,000 signing bonus.

Then the board gave him an unusual grant of five million stock options that vested over 10 years: Mr. Pressler would be able to buy 1.5 million shares at Gap's $11.83 market price at the time of the grant. He would be able to buy another 1.5 million options at a premium price of $14.79 to $20.70 a share.

The remaining two million options would be available at half their market value, or $5.92 a share. So long as Gap's stock price remained flat, Mr. Pressler was guaranteed more than $11.8 million, or $2.37 million annually for his first five years at Gap.

Last November, Gap eliminated the discounted option program after a 2004 change to the tax code placed Mr. Pressler in the cross hairs of a 20 percent penalty tax.

To avoid it, Gap paid Mr. Pressler $2.56 million to cover the built-in spread on his remaining discounted options. Then, in accordance with the new rules, it issued new stock options with a buy price of $11.83, its 2002 market price, when Gap shares were selling for $17.62 in December 2005. That, in effect, gave Mr. Pressler a $5.79-a-share head start.

Greg Rossiter, a Gap spokesman, said the discounted option awards were intended to attract and retain top executives and the exchange was made to ensure that the promised pay package stayed the same. "We think the incentives were long term in nature, as opposed to a front-end sign-on bonus," he said.

Still, corporate governance advocates said the practice left the door open for abuse. "It is stealth wealth," said Lucian Bebchuk, a Harvard Law School professor and the co-author of "Pay Without Performance."

"The camouflage element is not the amount, as is the case with pensions," he explained. "Rather, it is the camouflaging of performance sensitivity, or the extent to which pay is decoupled from performance."

Not everyone agrees. Supporters argue that discounted options are simply a milder form of restricted stock — essentially an option with a 100 percent discount itself — which has often been criticized as an executive giveaway. And pay specialists say they can work better, too.

"The good thing about discounted stock options is that they hurt the executive when the price falls," said Kevin J. Murphy, a finance professor at the University of Southern California who studies executive compensation. "Options provide better incentives when they are in the money rather than out of the money."

Denny's introduced the discounted stock options after it overhauled its executive pay practices based upon the recommendations of Hewitt Associates, a human resources consulting firm hired by the board.

According to public filings, a 2004 Hewitt study of 18 restaurant and hospitality companies concluded that while executive salaries and bonuses at Denny's were "generally in line with the market, long-term incentives and target benefits" were not.

Soon after, Denny's rolled out an equity award program, consisting of both discounted stock options and restricted stock awards, as a fix. Mr. Marchioli, the chief executive, was granted $4.2 million worth of long-term cash and stock incentives so long as he stayed at the company for at least five years.

He was also granted a million discounted stock options in mid-November 2004, halfway through the company's fourth quarter, when Denny's shares were trading at $4.22. He would start receiving them over the next three years, provided Denny's met a performance goal of increasing 2004 fourth-quarter sales at restaurants open more than a year.

So long as Denny's stock price stayed the same, Mr. Marchioli was guaranteed to make at least $1.8 million over the next three years. If the stock rises above $4.22 by 2014, he could earn substantially more. Of course, if it falls, he would earn less. (It does not appear that Mr. Marchioli has exercised any of the options to date.)

Mr. Gilmore, Denny's controller, explained that the pay package was intended to "attract, motivate and retain leadership." The company used discounted options to make up for its inability to issue equity when its share price was lower amid a major revamping. This was "the vehicle that we determined worked the best," he said.

That may be so. But Hewitt did work not only for the directors on Denny's compensation committee. Denny's executives awarded it consulting contracts worth more than $400,000 over the last few years to help manage the company's main pension plan.